Exhibit 9.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Standard Dental Labs Inc. (the “Company”) pursuant to Item 304(a)(1) of Regulation S-K under the heading “Change in Independent Registered Public Accounting Firm” in the Form 1-A/A of the Company. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

July 25, 2025